Exhibit 10.22
OLD NATIONAL BANCORP

ANNUAL INCENTIVE COMPENSATION PLAN
1.Effective Date and Purpose
The Talent Development and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Old National Bancorp (“Old National” and, together with its subsidiaries and affiliates and their respective successors and assigns, the “Company”) hereby adopts the Old National Bancorp Annual Incentive Compensation Plan (the “Plan”) effective as of February 22, 2023 (the “Effective Date”). The purpose of the Plan is to provide an incentive to attract, retain and reward selected employees of the Company to contribute to the Company’s growth, profitability and success. This plan replaces the Old National Bancorp Short-Term Incentive Compensation Plan for Key Executives beginning with the Performance Period (as defined in Section 4) from January 1, 2023 through December 31, 2023.
2.Eligibility
The Committee or the Company’s Chief Executive Officer (“CEO”) shall have the sole and absolute discretion and authority to determine which employees of the Company are eligible to participate in the Plan (each, a “Participant”). To be eligible to receive an Award with respect to any Performance Period, a Participant must be actively employed by the Company on the last day of the Performance Period in which an Award is earned, except as otherwise determined by the Committee or the CEO. Eligible employees hired during the Performance Period may be eligible to receive a prorated Award for a Performance Period in the discretion of the Committee or the CEO. Participating in the Plan and being granted an Award hereunder does not mean the Participant shall be eligible to participate in the Plan and receive an Award hereunder for any other Performance Period or for each year that he or she is an employee of the Company.
3.Administration
The Committee shall administer the Plan and shall have the authority in its sole and absolute discretion to (i) determine each Participant’s Target Award Level; (ii) establish, amend and rescind any rules and regulations relating to the Plan; (iii) approve all of the Awards made under the Plan; and (iv) make all determinations and take all other actions necessary or appropriate for the proper administration of the Plan. All powers of the Committee shall be executed in its sole and absolute discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
A Participant’s participation in this Plan shall be deemed an acknowledgement that he or she agrees to the terms of this Plan, any Award and any rules or regulations under this Plan. All decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award. The Committee’s administration of the Plan, including any such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding.
4.Determination of Awards
(a)Performance Period. Each “Performance Period” shall be a fiscal year of the Company or any other period designated by the Committee with respect to which an Award may be earned.

(b)Determining Participants for the Performance Period. The Committee or the CEO shall determine the Participants for each Performance Period.
(c)Setting Target Award Levels and Performance Goals.
(i)Prior to or as soon as practicable following the commencement of a Performance Period, but in no event not later than March 31, the Committee shall determine each Participant’s Target Award Level and the Performance Goals for the Performance Period (and how they are weighted, if applicable). Eligible employees hired after March 31 of the Performance Period may be eligible to receive a prorated Award for the Performance Period, with such eligible employees’ Target Award Levels and Performance Goals determined by the Committee or the CEO at the time of hire.
(ii)The Committee may establish the target incentive amount for any Participant with respect to any Performance Period in its sole and absolute discretion (the “Target Award Level”). The Target Award Level may be designated as a dollar amount, percentage of base salary, or such other measure, as determined by the Committee, and may be established at or with different levels, including minimum/threshold or maximum levels as the Committee determines in its sole and absolute discretion; provided that the maximum level shall be no greater than two (2) times the Target Award Level. Target Award Levels need not be uniform among Participants. The Committee shall not change the Target Award Level of any Participant or assign a different Target Award Level to a Participant during a Performance Period at any time prior to the final determination of whether an Award is earned, unless necessary to reflect any change in the Participant’s responsibility level or position during the course of the Performance Period.
(iii)The Committee may establish performance goals (the “Performance Goals”) (and how they are weighted, if applicable) for each Award to Participants as the Committee determines in its sole and absolute discretion. A Performance Goal may be based on one or more criteria (either separately or in combination) with regard to the Participant’s individual performance or the performance of the Company. The Performance Goals may be (but need not be) different for each Performance Period and different Performance Goals may be applicable to different Participants based upon the Participant’s job function, business unit, responsibilities or experience.
(iv)The Committee may impose terms or conditions in addition to those imposed pursuant to this Section 4(c), including but not limited to, a condition that (A) the Participant be employed by the Company on the payment date, or (B) the Participant re-pay the Award if he or she engages in prohibited competition with the Company.
(v)If a Participant is a party to an employment agreement with the Company, any Award to the Participant shall be subject to the provisions of such employment agreement and, to the extent there is a conflict between the employment agreement and this Plan, the employment agreement shall control.
(d)Earning an Award. Generally, the actual amount of the incentive award earned by a Participant under the Plan for any Performance Period (an “Award”) will be based on the level of achievement of the Performance Goals established by the Committee for that Performance Period. An Award will not be earned if the level of achievement of all Performance Goals is below the minimum (or threshold) required to earn an Award for the applicable Performance Period. Awards need not be uniform among Participants.
(e)Certifying Performance. As soon as administratively practicable after the end of the Performance Period, the Committee shall determine the Company’s performance in relation to the Performance Goals for the Performance Period; and it shall certify the extent to which the Performance Goals were achieved.

(f)Discretionary Awards; Adjustment of Awards. In addition to the Award paid to a Participant under the Plan, if any, the Committee may pay to a Participant an additional amount, taking into account such factors as it deems appropriate and determines in its sole and absolute discretion. The Committee may adjust all or part of an Award, including downward or upward adjustments, based upon a Participant’s individual performance or other factors determined by the Committee in its sole and absolute discretion.
(g)Payment of Awards. A Participant’s Award shall be paid in cash, an equity-based award of equivalent value, or such other form of consideration determined by the Committee in its sole and absolute discretion, or a combination of the foregoing, no later than March 15 following the end of the fiscal year in which the Performance Period is completed.
(h)Delegation to CEO. The Committee may delegate its authority to the CEO to determine Target Award Levels and Performance Goals and to make final Award determinations and adjustments for any Participant(s) under this Plan, provided that such Participant(s) do not report directly to the CEO.
5.Miscellaneous Provisions
(a)Amendment and Termination. The Committee may amend, suspend or terminate the Plan at any time at its sole and absolute discretion. Any amendment or termination of the Plan, however, shall not affect the right of a Participant to receive any earned but unpaid Award.
(b)No Employment Right. The Plan is not a contract between the Company and the eligible employees or the Participants. Neither the establishment of the Plan, nor any action taken hereunder, shall be construed as giving any eligible employee or any Participant any right to be retained in the employ of the Company or a right to an Award. The Company is under no obligation to continue the Plan. Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board or committees thereof, to change the duties or the character of employment of any employee of the Company or Participant or to remove the individual from the employment of the Company at any time, all of which rights and powers are expressly reserved.
(c)No Assignment. A Participant’s right and interest under the Plan may not be assigned or transferred and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company’s sole and absolute discretion, the Company’s obligation under the Plan to pay Awards with respect to the Participant.
(d)Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards.
(e)Withholding Taxes. The Company shall have the right to deduct from Awards paid any taxes or other amounts required by law to be withheld.
(f)Section 409A of the Code. The Company intends that Awards under this Plan shall be exempt from Section 409A of the Internal Revenue Code and the regulations promulgated thereunder (“Section 409A”), and this Plan shall be interpreted, construed and administered in accordance with such intent. To the extent that any Award is not exempt from the application of the requirements of Section 409A, this Plan and the Award shall be construed and interpreted in a manner so as to comply with such requirements.
(g)Clawback. All Awards under this Plan shall be subject to forfeiture or other penalties under any clawback or recoupment policy or provision that may be implemented by the Company from time to time or set forth in an applicable Award, whether adopted prior to, on or after the Effective Date.

(h)Governing Law. The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the laws of the State of Indiana (without regard to choice or conflict of law principles thereof).
(i)Headings. The headings in the Plan have been inserted for convenience of reference only and will not affect the construction of the provisions hereof.
(j)Committee Actions. Any and all actions, determinations and decisions taken or made by the Committee (including, but not limited to, determining any Participants who are entitled to participate in the Plan and receive an Award hereunder or establishing any Performance Goals or Target Award Levels), and all powers and authority exercised by the Committee, under this Plan shall be in the Committee’s sole and absolute discretion. In addition, the Committee shall have the sole and absolute power to interpret, or resolve any questions or ambiguities under, this Plan.

* * *

4